                                                                Exhibit 8.2

November 6, 2002

PRIVATE AND CONFIDENTIAL
Boards of Directors
Oswego County MHC
Oswego County Bancorp, Inc.
Bridge Street Financial, Inc.
Oswego County Savings Bank
44 East Bridge Street
Oswego, New York  13126



Re: Conversion from Two-Tier Holding Company Structure to a Fully Public Stock Holding Company Form

     State & Local Tax Considerations

Dear Members of the Board:

We have been requested by Oswego County MHC, a federally chartered mutual holding company, Oswego County Bancorp, Inc., a federally chartered stock holding company and Oswego County Savings Bank, a New York State chartered stock savings bank (collectively "The Companies") to express our opinion concerning certain New York State Franchise Tax, New York State Personal Income Tax, and Delaware Corporate Income Tax consequences relating to an amended Plan of Conversion of Oswego County MHC and Agreement and Plan of Reorganization between Oswego County MHC, Oswego County Bancorp, Inc. (a Federal corporation), Bridge Street Financial, Inc. (a Delaware corporation) and Oswego County Savings Bank dated November 6, 2002 (the "Plan"). Under the Plan, The Companies will reorganize from a two-tier mutual holding company structure into a structure resulting in a fully public stock holding company with a bank subsidiary. In effecting this new structure:

          (i) Oswego County Bancorp, Inc. (the "Mid-Tier Holding Company") will convert into or exchange its charter for an interim federal stock savings association (which shall continue to be referred to as the "Mid-Tier Holding Company") and will merge with and into the Oswego County Savings Bank (the "Bank"), with the Bank as the surviving entity (the "Mid-Tier Holding Company Merger"), whereby the Mid-Tier Holding Company stockholders (Current Minority Stockholders) will constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

          (ii) Oswego County MHC (the "Mutual Holding Company") will convert to an interim federal stock savings association and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the "Mutual Holding Company Merger"), whereby the shares of common stock of the Bank constructively held by the Mutual Holding Company will be canceled and each Eligible Account Holder and

                                                             Board of Directors
                                                              Oswego County MHC
                                                    Oswego County Bancorp, Inc.
                                                  Bridge Street Financial, Inc.
                                                     Oswego County Savings Bank
                                                                        Page  2


               Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

         (iii) The Bank will establish a first-tier, wholly-owned stock holding company subsidiary known as Bridge Street Financial, Inc. (the "Holding Company").

         (iv) Immediately after the Mutual Holding Company Merger, the Holding Company will charter an interim federal savings association ("Interim") as a wholly-owned subsidiary.

          (v) Immediately following the formation of Interim, Interim will merge with and into the Bank, with the Bank as the surviving entity (the "Bank Merger"). Constructive shareholders of the Bank, the Current Minority Stockholders, will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock and the Holding Company will become the sole stockholder of the Bank.

          (vi) Contemporaneously with the Bank Merger, the Holding Company will offer for sale its Common Stock in the Offering.

In the Mutual Holding Company Merger, a liquidation account is being established by the Bank for the benefit of Eligible Account Holders and Supplemental Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 11 of the Plan, the liquidation account will be equal to the greater of (a) the net worth of the Bank as of the date of the latest statement of financial condition contained in the final offering circular utilized in the formation of the Mutual Holding Company or (b) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company prior to the Mid-Tier Holding Company Merger, multiplied by the Mid-Tier Holding Company's total shareholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization.

All of the then outstanding shares of Bank common stock owned by the Current Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion and before giving effect to the Current Minority Stockholders' purchases in the Offering and receipt of cash in lieu of fractional shares, the Current Minority Stockholders will own the same percentage of the Holding Company's Common Stock as they own of the Bank common stock. The common stock of Interim owned by the Holding Company prior to the Bank Merger will be converted into and become shares of common stock of the Bank on the Effective Date. The Holding Company Common Stock held by the Bank immediately prior to the Effective Date will be canceled on the Effective Date. Immediately following the Bank Merger, additional shares of Holding Company Common Stock will be sold to depositors and former shareholders of the Bank and to members of the public in the Offering.

                                                             Board of Directors
                                                              Oswego County MHC
                                                    Oswego County Bancorp, Inc.
                                                  Bridge Street Financial, Inc.
                                                     Oswego County Savings Bank
                                                                        Page  3



The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the Mutual Holding Company Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on March 31, 2001 and depositors of the Bank's P&C Food Market Branch (acquired from BSB Bank and Trust Co.) who have account balances of $50.00 or more as of the close of business on May 10, 2001 ("Eligible Account Holders"), depositors of the Bank who have account balances of $50.00 or more as of the close of business on September 30, 2002 ("Supplemental Eligible Account Holders"), and depositors of the Bank as of the Voting Record Date other than Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a direct community offering to certain members of the general public.

Our opinion is limited to the New York State Franchise Tax, New York State Personal Income Tax, and Delaware Corporate Income Tax consequences of the transaction. Any other state tax considerations that may result from the transaction are outside the scope of this opinion.

In connection with this opinion, we are relying on the facts and conclusions reached in the attached Federal tax opinion ("Federal Opinion") rendered by The Companies' special counsel, Thacher Proffitt & Wood, on November 6, 2002. For purposes of rendering this state income tax opinion, The Companies have instructed KPMG to rely on the legal opinion of Thacher Proffitt & Wood addressing the Federal income tax consequences to Oswego County MHC, Oswego County Bancorp, Inc., Bridge Street Financial, Inc., Oswego County Savings Bank, the public shareholders and the depositors of Oswego County Savings Bank (the "Legal Opinion"). In particular, The Companies have specifically not engaged KPMG to provide any appraisal or valuation service relating to the transactions described herein and in the Legal Opinion. Certain opinions contained both herein and in the Legal Opinion are dependent on the value, if any, of certain subscription rights to be received by the depositors of Oswego County Savings Bank. The Companies have specifically instructed KPMG to rely solely on the Legal Opinion in rendering this state income tax opinion on these matters as well. We have also relied upon, without the independent verification, the representations of the Primary Parties contained in their letter to us dated October 15, 2002. We have assumed that such representations are true and that the parties to the Conversion and Reorganization will act in accordance with the Plan.

                                   Background

As outlined in the attached Federal Opinion, it is intended that at the conclusion of the Plan, the Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Plan.

                                                             Board of Directors
                                                              Oswego County MHC
                                                    Oswego County Bancorp, Inc.
                                                  Bridge Street Financial, Inc.
                                                     Oswego County Savings Bank
                                                                        Page  4






Oswego County Bancorp, Inc. is a calendar year taxpayer (i.e., January 1 through December 31) and currently files a consolidated federal income tax return and a combined return for purposes of Article 32 of the New York Tax Law ("NYTL") (the "Banking Corporation Franchise Tax"). Oswego County Savings Bank is a party to Oswego County Bancorp, Inc.'s consolidated federal income tax return and New York combined banking return.

Oswego County MHC is a calendar year taxpayer and currently files a separate federal income tax return and a separate New York State Banking Corporation Franchise Tax return.

                                 Representations

KPMG is relying on the following representations in rendering the opinions contained herein. It is understood that KPMG has not independently verified the accuracy of any of these representations:

       1. External legal counsel (Thacher Proffitt & Wood) has opined that for federal income tax purposes, the conversion of Oswego County Bancorp., Inc. from a federally-chartered stock corporation to a federal interim stock savings association, and the conversion of Oswego County MHC from mutual form to a federal interim stock savings institution, will each qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by Oswego County Bancorp, Inc. or Oswego County MHC by reason of such conversions;

       2. External legal counsel has opined that for federal income tax purposes the merger of Oswego County Bancorp, Inc. and the merger of Oswego County MHC into Oswego County Savings Bank, will each qualify as reorganization within the meaning of Section 368(a)(1)(A) of the Code, and no gain or loss will be recognized by Oswego County Bancorp, Inc., Oswego County MHC, or Oswego County Savings Bank by reason of such mergers;

       3. External legal counsel has opined that for federal income tax purposes the merger of Oswego County Interim Bank with and into Oswego County Savings Bank ("Bank Merger") will qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Code or as an exchange under Section 351 of the Code, and no gain or loss will be recognized by Oswego County Interim Bank, Oswego County Savings Bank or Oswego County Bancorp, Inc. by reason of the Bank Merger;

       4. External legal counsel has opined that for federal income tax purposes no gain or loss will be recognized by the current stockholders of Oswego County Bancorp, Inc. (Mid-Tier Holding Company) upon the receipt of shares of common stock of Bridge Street Financial, Inc. (the new Holding Company) pursuant to the Bank Merger, except to the extent of any cash received in lieu of a fractional share interest in the new Holding Company;

                                                              Board of Directors
                                                               Oswego County MHC
                                                     Oswego County Bancorp, Inc.
                                                   Bridge Street Financial, Inc.
                                                      Oswego County Savings Bank
                                                                         Page  5



       5. External legal counsel has opined that for federal income tax purposes the aggregate tax basis of the new Holding Company common stock to be received by the current stockholders of Mid-Tier Holding Company will be the same as the aggregate tax basis of the Mid-Tier Holding Company common stock surrendered in exchange therefore reduced by any amount allocable to a fractional share interest in Mid-Tier Holding Company for which cash is received;

       6. External legal counsel has opined that for federal income tax purposes the holding period of the shares of the new Holding Company common stock to be received by the current stockholders of Mid-Tier Holding Company will include the holding period of the shares of Mid-Tier Holding Company common stock, provided that the Mid-Tier Holding Company common stock was held as a capital asset on the date of the Bank Merger;

       7. External legal counsel has opined that for federal income tax purposes a holder of shares of Mid-Tier Holding Company who receives cash in lieu of a fractional share of the new Holding Company common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder's tax basis of the shares of Mid-Tier Holding Company allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset of the date of the Bank Merger, and will be long-term capital gain or loss if such holder's holding period in the shares of Mid-Tier Holding Company common stock is more than one year on the date of the Bank Merger;

       8. External legal counsel has opined that for federal income tax purposes no gain or loss will be recognized by the new Holding Company upon the sale of shares of common stock in the Offerings;

       9. External legal counsel has opined that for federal income tax purposes no gain or loss will be recognized by members of Oswego County MHC upon the issuance to them of interests in the liquidation account in Oswego County Savings Bank pursuant to the merger of Oswego County MHC into Oswego County Savings Bank;

       10. External legal counsel has opined that for federal income tax purposes it is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of common stock of Bridge Street Financial to be issued to eligible account holders, supplemental eligible account holders and other members (the "Subscription Rights") is zero and, accordingly, that no income will be recognized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the Subscription Rights or upon the exercise of the Subscription Rights;/1/


--------
/1/ We understand that the opinions set forth in 10 and 11 above are based on a determination that it is more likely than not that the Subscription Rights have no market value for federal income tax purposes.

                                                              Board of Directors
                                                               Oswego County MHC
                                                     Oswego County Bancorp, Inc.
                                                   Bridge Street Financial, Inc.
                                                      Oswego County Savings Bank
                                                                         Page  6





       11. External legal counsel has opined that for federal income tax purposes it is more likely than not that the tax basis to the holders of shares of common stock purchased in the Offerings pursuant to the exercise of the Subscription Rights will be the amount paid therefore, and that the holding period for such shares of common stock will begin on the date of completion of the Offerings; and/1/

       12. External legal counsel has opined that for federal income tax purposes the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of purchase.

                                   Discussion

New York Banking Corporation Franchise Tax

Treatment of Reorganization

For purposes of the New York Banking Corporation Franchise Tax, NYTL Section 1453(a) provides that entire net income means total net income from all sources which shall be the same as the entire taxable income (but not alternative minimum taxable income) which the taxpayer is required to report to the United States Treasury Department, subject to certain modifications and adjustments. NYTL Sections 1453(b) through (k) and NYS Tax Regulations Sections 18-2.3, 18-2.4, and 18-2.5 thereunder, provide for the modifications or adjustments required by NYTL Section 1453(a). There is no modification or adjustment applicable to a transaction where, for federal income tax purposes, the transaction constitutes a tax free reorganization within the meaning of IRC Sections 368(a)(1)(A) and 368(a)(1)(F).

Combination After Reorganization

Pursuant to the Banking Corporation Franchise Tax, any banking corporation or bank holding company which is exercising its corporate franchise or doing business in New York State in a corporate or organized capacity is required to file a return on a combined basis with:

     O any banking corporation or bank holding company which owns or controls, directly or indirectly, 80 percent or more if its voting stock, and

     O any banking corporation or bank holding company in which it owns or controls, directly, or indirectly, 80 percent or more of its voting stock. NYTL ss. 1462(f)(2)(i)./2/


---------------

/2/ Generally, combination is required for taxpayers that meet the 80% test described above. Nonetheless, to the extent that a taxpayer can demonstrate that filing a return on a combined basis fails to properly reflect the tax liability of the taxpayer for purposes of the Banking Corporation Franchise Tax, it may not be required to file on a combined basis. NYTL ss. 1462(f)(2)(i). Further, a banking corporation or bank holding company which is not a taxpayer for Banking Corporation Franchise Tax purposes cannot be included in a combined return unless it is part of a unitary business with the other corporations in the group and the New York State Department of Taxation and Finance determines that the inclusion of

                                                              Board of Directors
                                                               Oswego County MHC
                                                     Oswego County Bancorp, Inc.
                                                   Bridge Street Financial, Inc.
                                                      Oswego County Savings Bank
                                                                         Page  7




The Plan provides that the Bank will be a wholly-owned subsidiary of the Holding Company. Further, the Holding Company and the Bank will conduct business or exercise a corporate franchise in New York State. Therefore, the Holding Company and the Bank should be required to file a combined New York State return.

New York Personal Income Tax

Section 611(a) of Article 22 of the Tax Law provides: "[t]he New York taxable income of a resident individual shall be his New York adjusted gross income less his New York deductions and New York exemptions, as determined under this part."3

Section 612(a) of the Tax Law provides: "[t]he New York adjusted gross income of a resident individual means his federal adjusted gross income as defined in the laws of the United States for the taxable year, with the modifications specified in this section." Section 612 of the Tax Law does not contain any modification that affects the shareholders or stockholders of the banks or corporations that are each a party to a transaction, that for federal income tax purposes constitutes a tax-free transaction pursuant to Section 368(a) of the Internal Revenue Code.

Delaware Corporate Income Tax

The Mid-Tier Holding Company, the Mutual Holding Company, the Bank and Interim are not incorporated in nor are they currently conducting business in the State of Delaware. Accordingly, no Delaware corporate income tax will arise to the Mid-Tier Holding Company, the Mutual Holding Company, the Bank and Interim as a result of the Conversion and Reorganization.

The Holding Company will be incorporated as a domestic Delaware corporation, organized at the direction of the Bank to become a bank holding company and own all of the Bank's capital stock to be issued. The Holding Company does not maintain any physical presence in nor conduct any business in the State of Delaware.

Delaware Tax Law Section 1902(b)(6) exempts an entity from Delaware corporation income tax if the corporation maintains a statutory corporate office in Delaware but is not doing business in Delaware. Thus, if a company has no physical presence in Delaware and derives no income from Delaware activities, it should be exempt from Delaware corporate income taxation.

---------------
such corporation in a combined return is necessary in order to properly reflect the tax liability of one or more banking corporations or bank holding companies included in the group because of intercorporate transactions or some agreement, understanding, arrangement or transaction, that inaccurately reflects the business, income or assets of the taxpayer within New York State. 20 NYCRR ss. 21-2.6(a).
/3/ Section 601(e)(2) provides that the tax base for each New York State nonresident is computed as if such individual were a New York State resident. Therefore, the opinions contained with respect to the nonrecognition of income with respect to New York State residents should apply to New York State nonresidents.

                                                              Board of Directors
                                                               Oswego County MHC
                                                     Oswego County Bancorp, Inc.
                                                   Bridge Street Financial, Inc.
                                                      Oswego County Savings Bank
                                                                         Page  8



                                     Opinion

                              Scope of the Opinion

You have submitted for our consideration certain facts relating to the reorganization of The Companies from a two-tier mutual holding company structure into a fully public capital stock structure as set forth above and in the Plan. In connection with the transactions described herein, the Bank has engaged as special legal counsel the law firm of Thacher Proffitt & Wood ("Legal Counsel"). In this regard, the Bank has requested a tax opinion from Legal Counsel as to the federal income tax consequences of these transactions (the "Federal Tax Opinion"). The Companies have not engaged KPMG to render any opinion regarding any tax consequence of these transactions except those that relate to New York and Delaware state income tax consequences, and The Companies have instructed KPMG that for purposes of rendering its opinion regarding New York and Delaware state income tax consequences it should rely solely on the Federal Tax Opinion for any matter related to federal taxation. Thus, any and all references to the consequences of these transactions under federal income tax rules that are contained herein are made solely in reliance on the Federal Tax Opinion, and no such reference is intended to be, nor should it be interpreted as, an opinion of KPMG on any matter related to federal income tax. All opinions herein are limited solely to those relating to New York and Delaware state income tax, and those are made in reliance on the Federal Tax Opinion.

This opinion is rendered only with respect to the holdings set forth herein and KPMG expresses no opinion with respect to any other legal, federal, state or local tax aspect of these transactions. No inference should be drawn regarding any matter not specifically opined upon.

In rendering our opinion, we are relying, based on the express instructions of The Companies, upon the attached Federal Opinion for all matters regarding federal income tax. For all matters concerning New York and Delaware state tax consequences, we are relying upon the NYTL, Delaware Tax Law as well as all regulations promulgated thereunder and judicial and administrative interpretations thereof as in effect on the date of this letter. These authorities are subject to change or modification retroactively and/or prospectively and any such changes could affect the validity or correctness of our opinion. We will not update our advice for subsequent changes or modifications to the law and regulations or to the judicial and administrative interpretations thereof, unless you separately engage us to do so in writing after such subsequent change or modification. This opinion is not binding on the New York Department of Finance, Delaware Department of Finance and Internal Revenue Service, any other tax authority, or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

Furthermore, the conclusions contained herein regarding New York and Delaware income taxes could change if the federal law on which such conclusions are premised were to change.

                                                              Board of Directors
                                                               Oswego County MHC
                                                     Oswego County Bancorp, Inc.
                                                   Bridge Street Financial, Inc.
                                                      Oswego County Savings Bank
                                                                         Page  9





                                     Opinion

Subject to the above, we opine as follows:

     1. For purposes of the New York State Tax on Banking Corporations and the Delaware Corporate Income Tax, the Plan should constitute a tax free transaction for such purposes. However, for New York and Delaware state corporation income tax purposes, it is more likely than not that the Holding Company and or Bank may not be taxable on the distribution of the Subscription Rights to purchase shares of common stock, provided that the amount to be paid for such shares is equal to the fair market value of such shares.

     2. For purposes of the New York State Franchise Tax on Banking Corporations, the basis of the assets of Mid-Tier Holding Company and MHC (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of the entities immediately prior to the transfer.

     3. For purposes of the New York State Personal Income Tax, persons that have an interest in the Mutual Holding Company should not recognize taxable income upon the receipt of an interest in a liquidation account of the Bank in exchange for their voting and liquidation rights in the Mutual Holding Company. However, for New York State personal income tax purposes, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable Subscription Rights to purchase shares of Holding Company Common Stock and that Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as the result of the exercise by them of the nontransferable Subscriptions Rights to purchase shares of common stock of Holding Company under the Plan, provided that the amount to be paid for such shares is equal to the fair market value of such shares.

     4. For purposes of the New York State Personal Income Tax, no gain or loss will be recognized by the current stockholders of Mid-Tier Holding Company upon the receipt of shares of common stock of Holding Company pursuant to the Bank Merger, except to the extent of any cash received in lieu of a fractional share interest in the new Holding Company as discussed in Opinion 7 below;

     5. For purposes of the New York State Personal Income Tax, the aggregate tax basis of the shares of the new Holding Company common stock to be received by the current stockholders of Mid-Tier Holding Company will be the same as the aggregate tax basis of the Mid-Tier Holding Company common stock surrendered in exchange therefore reduced by any amount allocable to a fractional share interest in Mid-Tier Holding Company for which cash is received;

                                                              Board of Directors
                                                               Oswego County MHC
                                                     Oswego County Bancorp, Inc.
                                                   Bridge Street Financial, Inc.
                                                      Oswego County Savings Bank
                                                                        Page  10





     6. For purposes of the New York State Personal Income Tax, the holding period of the shares of the new Holding Company common stock to be received by the current stockholders of Mid-Tier Holding Company will include the holding period of the shares of Mid-Tier Holding Company common stock, provided that the Mid-Tier Holding Company common stock was held as a capital asset on the date of the Bank Merger;

     7. For purposes of the New York State Personal Income Tax, cash received in the merger of Interim Savings Bank with the Bank by any shareholders in lieu of a fractional share interest of Holding Company should be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Holding Company Common Stock which such shareholder would otherwise be entitled to receive, and should qualify as a capital gain or loss, assuming Bank common stock surrendered in exchange therefore was held as a capital asset by such stockholder as of the effective date of the merger.

     8. For purposes of the New York State Personal Income Tax, the basis of the deposit accounts in the Bank to be received by the deposit account holders should be the same as the basis of their deposit accounts in the Bank surrendered in exchange therefore.

For New York State and Delaware income tax purposes, if the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Very truly yours,


\s\ KPMG LLP